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                                                                    Exhibit 99.1
                                                                           Proxy

                               E-Stamp Corporation
                               2051 Stierlin Court
                         Mountain View, California 94043
                                  650.919.7500

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              SPECIAL MEETING OF STOCKHOLDERS ON ________, 2001

      I or we authorize Robert H. Ewald and Edward F. Malysz and any one or both of them, as proxies, to vote all stock of mine or ours in E-Stamp Corporation on any matters that come before the Special Meeting of Stockholders of E-Stamp Corporation or any adjournments or postponements of the meeting, to be held on ___________, 2001, or at a later time if the Special Meeting is adjourned or postponed. Each proxy may substitute another to act for him. The proposal set forth above is described in the joint proxy statement-prospectus.

      The Board of Directors recommends a vote FOR the proposals.

                                                     For     Against    Abstain
To adopt the Agreement and Plan of Merger by         [ ]       [ ]         [ ]
and among E-Stamp Corporation and
Learn2.com, Inc. as the same may be amended from time to time, and to approve all transactions contemplated thereby including changing the company's name to Learn2
Corporation.

To adopt an amendment to the 1999 Stock Plan         [ ]       [ ]         [ ]
to increase the number of shares reserved thereunder by 6,500,000 shares.

To transact such other related matters as may properly come before the special meeting or any adjournments or postponements thereof.

The proxies will vote:

  (1) as you specified on this card;

  (2) as the Board of Directors recommends where no choice is specified; and

  (3) as the proxies decide on any other matter.

 YOUR VOTE IS IMPORTANT - PLEASE VOTE TODAY.       Date
                                                       -------------------------

                                                   -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Signature if held jointly

                                                   Please sign exactly as
                                                   name(s) appears hereon. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such. If a
                                                   corporation, please sign in
                                                   full corporate name by
                                                   president or other authorized
                                                   officer. If a partnership,
                                                   please sign in partnership
                                                   name by authorized person

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